SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2004

ABX AIR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50368	91-1091619
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

145 Hunter Drive, Wilmington, Ohio 45177

(Address of Principal Executive Offices, Zip Code)

937-382-5591

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

On June 25, 2004, ABX Air, Inc. issued a press release indicating that DHL had advised the Company that it will be consolidating its air hub operations in the U.S. at Wilmington Air Park, the headquarters for ABX Air, and add seven new regional sort centers to its network. A copy of the press release is furnished herewith as Exhibit 99(a).

ABX Air believes that, with the exception of historical information, the matters discussed in the release contain forward-looking statements that involve risks and uncertainties. The Company’s actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause ABX Air’s actual results to differ materially from those indicated by such forward-looking statements. These factors are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended 2003, and Quarterly Report on Form 10-Q for the period ended March 31, 2004. Readers should carefully review the release and should not place undue reliance on forward-looking statements. The forward-looking statements were based on information, plans and estimates as of the date of the release. ABX Air undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99(a)	Press Release issued by ABX Air on June 25, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABX Air, Inc.

Dated: June 25, 2004	By:	/s/ JOSEPH C. HETE
Joseph C. Hete Chief Executive Officer and President